Exhibit 99.1

Company Contact:
BK Technologies Corporation
William Kelly, EVP & CFO
(321) 984-1414

BK Technologies Reports First Quarter 2020 Results

WEST MELBOURNE, Florida – May 13, 2020 – BK Technologies Corporation (NYSE American: BKTI) today announced financial and operating results for the first quarter ended March 31, 2020.

For the first quarter ended March 31, 2020, revenues increased 42.5% to approximately $10.9 million, compared with approximately $7.6 million for the first quarter last year. The operating loss for the first quarter 2020 totaled approximately $848,000, compared with approximately $2.3 million for the first quarter last year. The net loss for the first quarter of 2020 was approximately $1.2 million, or $0.09 per basic and diluted share, compared with approximately $1.3 million, or $0.10 per basic and diluted share, for the first quarter last year.

The net loss for the first quarter 2020 includes an unrealized loss on investment in securities totaling approximately $306,000, compared with an unrealized gain on investment of approximately $592,000 for the first quarter last year.

The Company had approximately $13.7 million in working capital as of March 31, 2020, of which $9.5 million was comprised of cash, cash equivalents and trade receivables. This compares with working capital of approximately $14.5 million as of December 31, 2019, of which $8.6 million was comprised of cash, cash equivalents and trade receivables.

Tim Vitou, BK’s President, commented, “With the outbreak of COVID-19, the first quarter this year brought unforeseen and unprecedented business conditions for BK, and companies worldwide. As an essential business supporting first responders, we have remained open. Although we encountered some challenges, supply chain disruptions have been limited, and we have been able to produce the products necessary to fulfill customer orders. During the first quarter, customer demand, particularly from federal agencies, was encouraging as evidenced by the increase in our sales compared to last year’s first quarter. We have also been able to continue our product development initiatives. The outlook for the next several quarters is uncertain as the pandemic progresses and large segments of the worldwide economy remain closed. We have taken steps to safeguard our staff and address potential changes in our business. While a large portion of our employees are working from home, we have implemented extensive safety measures for those continuing to work in our primary manufacturing facility. Fortunately, to-date none of our staff have tested positive for COVID-19. Additionally, we have implemented Company-wide initiatives to reduce our workforce and expenses, helping to mitigate the impact of a potential slowdown in our business. We believe the Company’s balance sheet is well structured to withstand these adverse conditions with liquid assets and minimal debt. Accordingly, I believe the Company will be well positioned once the U.S. and global economies start to open and improve.”

Mr. Vitou concluded, “On April 13, 2020 we received approval and funding for an unsecured loan of approximately $2.2 million under the Paycheck Protection Program (PPP). At the time of application, we believed BK qualified to receive the funds pursuant to the PPP, and it was intended that the loan proceeds would be used for qualifying expenses in accordance with the terms of the program. On April 23, 2020, new guidance was issued that created uncertainty regarding the qualification requirements for a PPP loan. Therefore, out of an abundance of caution, on April 24, 2020 we initiated repayment of the full amount of the loan to the lender.”

Conference Call and Webcast

The Company will host a conference call and webcast for investors at 9:00 a.m. Eastern Time, on Thursday, May 14, 2020. Shareholders and other interested parties may participate in the conference call by dialing 844-602-0380 (international/local participants dial 862-298-0970) and asking to be connected to the “BK Technologies Corporation Conference Call” a few minutes before 9:00 a.m. Eastern Time on May 14, 2020. The call will also be webcast at http://www.bktechnologies.com. An online archive of the webcast will be available on the Company’s website for 30 days following the call at http://www.bktechnologies.com.

A replay of the conference call will be available one hour after the completion of the call until May 25, 2020 by dialing 877-481-4010 PIN# 34470 (international/local participants dial 919-882-2331 PIN# 34470).

About BK Technologies

BK Technologies Corporation is an American holding company deeply rooted in the public safety communications industry, with its operating subsidiary manufacturing high-specification communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies. BK Technologies is honored to serve our public safety heroes with reliable equipment when every moment counts. The Company’s common stock trades on the NYSE American market under the symbol “BKTI”. Maintaining its headquarters in West Melbourne, Florida, BK Technologies can be contacted through its web site at www.bktechnologies.com or directly at 1-800-821-2900.

Forward-Looking Statements

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors and risks, some of which have been, and may further be, exacerbated by the COVID-19 pandemic, include, among others, the following: changes or advances in technology; the success of our land mobile radio product line; successful introduction of new products and technologies, including our ability to successfully develop and sell our anticipated new multiband product and other related products in the planned new BKR Series product line; competition in the land mobile radio industry; general economic and business conditions, including federal, state and local government budget deficits and spending limitations, any impact from a prolonged shutdown of the U.S. Government, and the ongoing effects of the COVID-19 pandemic; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; risks associated with fixed-price contracts; heavy reliance on sales to agencies of the U.S. Government and our ability to comply with the requirements of contracts, laws and regulations related to such sales; allocations by government agencies among multiple approved suppliers under existing agreements; our ability to comply with U.S. tax laws and utilize deferred tax assets; our ability to attract and retain executive officers, skilled workers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and consummate, acquisition, disposition or investment transactions, and risks incumbent to being a noncontrolling interest stockholder in a corporation; impact of our capital allocation strategy; risks related to maintaining our brand and reputation; impact of government regulation; rising health care costs; our business with manufacturers located in other countries, including changes in the U.S. Government and foreign governments’ trade and tariff policies, as well as any further impact resulting from the COVID-19 pandemic; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results and stock price; acts of war or terrorism, natural disasters and other catastrophic events, such as the COVID-19 pandemic; any infringement claims; data security breaches, cyber-attacks and other factors impacting our technology systems; availability of adequate insurance coverage; maintenance of our NYSE American listing; risks related to being a holding company; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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(Financial Tables to Follow)

BK TECHNOLOGIES CORPORATION
Condensed Consolidated Statements of Operations
(In thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31, 2020	March 31, 2019
Sales, net	$10,889	$7,644
Expenses
Cost of products	6,994	5,207
Selling, general and administrative	4,743	4,755
Total expenses	11,737	9,962

Operating loss	(848)	(2,318)

Other (expense) income:
Net interest income	9	55
(Loss) gain on investment in securities	(306)	592
Other expense	(47)	(2)

Loss before income taxes	(1,192)	(1,673)

Income tax benefit	—	355

Net loss	$(1,192)	$(1,318)

Net loss per share-basic	$(0.09)	$(0.10)
Net loss per share-diluted	$(0.09)	$(0.10)
Weighted average shares outstanding-basic	12,555	12,762
Weighted average shares outstanding-diluted	12,555	12,762

BK TECHNOLOGIES CORPORATION
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	March 31, 2020	December 31, 2019
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$4,946	$4,676
Trade accounts receivable, net	4,590	3,964
Inventories, net	10,937	13,513
Prepaid expenses and other current assets	1,802	1,733
Total current assets	22,275	23,886

Property, plant and equipment, net	3,775	3,964
Right-of-use (ROU) asset	2,791	2,885
Investment in securities	2,329	2,635
Deferred tax assets, net	4,373	4,373
Other assets	169	197
Total assets	$35,712	$37,940

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,836	$5,310
Accrued compensation and related taxes	1,045	1,271
Accrued warranty expense	1,099	1,248
Accrued other expenses and other current liabilities	402	479
Dividends payable	250	252
Short-term lease liability	393	369
Note payable-current portion	78	78
Deferred revenue	462	369
Total current liabilities	8,565	9,376

Note payable, net of current portion	309	328
Long-term lease liability	2,511	2,606
Deferred revenue	2,685	2,354
Total liabilities	14,070	14,664
Commitments and contingencies
Stockholders’ equity:
Preferred stock; $1.00 par value; 1,000,000 authorized shares; none issued or outstanding	—	—
Common stock; $.60 par value; 20,000,000 authorized shares; 13,929,381 issued and 12,495,110 and 12,596,923 outstanding shares at March 31, 2020 and December 31, 2019, respectively	8,357	8,357
Additional paid-in capital	26,146	26,095
Accumulated deficit	(7,485)	(6,043)
Treasury stock, at cost, 1,434,271 and 1,332,458 shares at March 31, 2020 and December 31, 2019, respectively	(5,376)	(5,133)
Total stockholders’ equity	21,642	23,276
Total liabilities and stockholders’ equity	$35,712	$37,940

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